EXHIBIT 10.32

AMENDMENT NO. 3
TO
MSC INDUSTRIAL DIRECT CO., INC.
ASSOCIATE STOCK PURCHASE PLAN

Effective February 1, 2007, Section 2(n) of the MSC Industrial Direct Co., Inc. Associate Stock Purchase Plan is hereby amended and restated in its entirety as follows:

“n)        “Purchase Price” shall mean 90% of the Fair Market Value of the Class A Common Stock as of the Exercise Date.”